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                                                                   Exhibit 23(c)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this amendment to the Registration Statement on Form S-3 of FirstEnergy Corp. of our report dated January 31, 2001 relating to the consolidated financial statements and financial statement schedule of GPU, Inc., which appears in GPU, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
November 5, 2001